Exhibit 99.1

FOR IMMEDIATE RELEASE     NYSE American – REI

RING ENERGY ANNOUNCES THIRD QUARTER 2025 DEBT REDUCTION TARGET AND PROVIDES STOCK OWNERSHIP UPDATE
The Woodlands, TX – August 26, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported its debt reduction target for the third quarter of 2025 and the change in ownership status of a previous large stockholder.
Ring Energy has established a debt reduction target of approximately $18 million for the third quarter of 2025. The Company anticipates it will have approximately $430 million in borrowings outstanding on its credit facility as of September 30, 2025, down from $448 million in borrowings outstanding as of June 30, 2025. The Company further commented that Warburg Pincus has recently exited its full common equity position in Ring.
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “In response to the drop in oil prices experienced earlier this year, the Company responded by adjusting capital spending and other operational alternatives within our control to focus on maximizing free cash flow generation and paying down debt. We believe our debt reduction target for the third quarter of $18 million further demonstrates our commitment to strengthening our balance sheet during these volatile times. We want to thank Warburg Pincus for our past partnership and the key role they played in helping Ring increase its size and scale significantly in mid-2022 with our Stronghold acquisition.”
About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements also include assumptions and projections for third quarter guidance for debt reduction targets and outstanding debt amounts. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.
Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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